Exhibit 99.1

Coro Global Responds to Recent Request for a Special Meeting of Stockholders

Miami, FL, Sept. 30, 2021--Coro Global Inc. (“Coro Global” or the “Company”) develops and commercializes financial technology products in the United States. The Company was co-founded by David Dorr and Brian Dorr after living through the last financial crisis and watching the extreme inequality created by a financial system that is fundamentally broken. Banks and the 1% thrived while the average global citizen were made poorer. Coro Global was built on the belief that there was a better path forward that could be made available to everyone. That path is built on strong technology and sound money.

Mr. Naser’s press release. On Monday September 20, 2021, the Ex-Chairman of the Company, Lou Naser issued a press release purporting to represent “Holders of More than Fifty Percent of the Outstanding Common Stock” of the Company and alleging a wide-ranging set of accusations without any support. The Company and public can easily confirm, based on Exhibit A – “Requesting Stockholders” (below) from a letter sent from Mr. Naser’s counsel on Friday September 17, 2021, that Mr. Naser and his “Group of Stockholders” do not constitute more than fifty percent of the Company. Furthermore, the Company denies the allegations in their entirety. The few buzz words and conclusory sentences in the press release do nothing to establish any valid claims but instead only serve to expose the defamatory and baseless nature of the press release. The press release is refuted by publicly filed documents, as well as Company records including its financials, board meeting records, and other books and records.

The Ex-Board joins the Company. In his press release, Mr. Naser makes baseless arguments concerning the management of the Company and its direction going forward. These allegations are untrue. Indeed, Mr. Naser, along with the two other independent directors (Mr. Hueppi and Mr. Naupari) had become directors of the Company on June 24, 2020. For more than six months they directed the company along with Mark Goode and Nikki Noel as the complete Board of the Company. Mr. Naser, supported by the other independent directors Mr. Hueppi and Mr. Naupari, solicited the co-founders of the Company, David Dorr and Brian Dorr, to take on the role of Chief Executive Officer (“CEO”) and Chief Operating Officer (“COO”) beginning January 1, 2021. At the same time Mr. Naser persuaded the Board to appoint him Chairman of the Board, a position he held until just recently when he suddenly resigned on August 17, 2021. Mr. Naser induced David Dorr and Brian Dorr to take the officer positions, without any form of compensation, by committing that with his new title of Chairman he would raise $10 million in funding for the Company.

The CEO and the COO are appointed by the Board. On January 1, 2021, David Dorr and Brian Dorr agreed and took on their roles for no compensation in cash, stock, or other benefits. They were appointed to their positions in the best interests of the Company shareholders, and since that time, have done everything in their power to gain customers and investors in the Company by developing the software, the product, and installing proper bookkeeping, and marketing. They reduced the Company’s net losses by approximately 36% from ($2,717,361) for the first 6 months of 2020 to ($1,734,787) for the first 6 months of 2021, which can be clearly verified by anyone reviewing the Company’s public filings1. They installed a complete accounting system and accounting policies and hired ex-Deloitte consultants immediately to implement and correct operational deficiencies left by prior management. Each issue which was identified was reported to the Board. Unfortunately, the prior Board (who resigned) failed to resolve the issues identified by the CEO and COO of the Company. Indeed, during Mr. Naser’s, Mr. Hueppi’s and Mr. Naupari’s tenure as directors of the Company, the stock price declined approximately 88%. Mr. Naser failed to raise the $10 million in funding he committed to raise as a condition to David Dorr and Brian Dorr taking on their positions as CEO and COO of the Company. Having failed in their governance of the Company and refusing to take responsibility, on August 17, 2021, Mr. Naser, Mr. Hueppi, and Mr. Naupari abandoned ship and spontaneously and “coincidentally” resigned.

Brian and David Dorr develop the Company – a revolutionary financial technology business. As the remaining Board Members of the Company, David Dorr and Brian Dorr have taken every action to preserve and develop the value of the Company from the time they were appointed by the Board of the Company, through and beyond the abandonment of the Company by directors who resigned. The Company scaled its application’s robustness and functionality, completing over thirty API updates and releases so far this year. The Company also acquired approximately 1,600 new customers. All these milestones had been predicated upon having the capital to execute and indeed, the current Board was able to accomplish these milestones without the capital Mr. Naser had committed to raise. The Company and its current Board have operated in a transparent manner, and the burn rates and financials were routinely reported to Mr. Naser who in turn as Chairman reported them to the Board of the Company. Mr. Naser’s baseless claims of mismanagement at the Company are without basis and are denied.

Appropriate executive compensation. As set forth in its publicly-filed Form 8-K Report, on September 9, 2021, Coro Global granted an aggregate of 6,000,000 restricted shares of common stock to six officers, employees, and consultants of the Company, including 1,000,000 shares to David Dorr (as CEO), 1,000,000 shares to Brian Dorr (as COO), 1,000,000 shares to Anna Milaeva (Chief Marketing Officer), 1,000,000 shares to Albert Rodriguez (CEO, Coro Corp.), 1,000,000 shares to Lorenzo Delzoppo (Chief Compliance Officer), and 1,000,000 shares to Jonathan Beck (Chief Technology Officer). The shares were issued as compensation to the executive officers of the Company to ensure that the Company has a successful executive team for the next four years. These six executive team members have supported the company since its inception in 2018 and have earned the rights to be compensated for their ongoing efforts and contributions to the Company.

1 https://www.sec.gov/Archives/edgar/data/0000842013/000121390021044284/0001213900-21-044284-index.html

The former board of directors and officers of the Company all received restricted stock during their tenure. All of the restricted stock they received was without cash consideration. David Dorr and Brian Dorr started their employment as officers and directors of the company on January 1, 2021. They have worked without salary, health benefits, stock or any other forms of compensation. All previous management and directors received combinations of cash, stock, and health benefits. On May 17, 2018, Mark Goode, the former CEO received 500,000 in restricted stock immediately upon becoming CEO with a closing stock price of $2.50, thus granting him $1,250,000 in immediate compensation.2 On September 9, 2021, the day the restricted stock was granted to our senior management team, the company’s stock closed at $1.32 and the first 250,000 shares that each executive will be eligible to have vested will not occur until September 10, 2022. None of the shares are vested and thus are future compensation, which is both acceptable and valid in the industry.

These restricted shares were issued to ensure that the current management of the Company is appropriately compensated, in a manner which would ultimately inure to the greatest benefit of the Company and its shareholders.

Mr. Naser’s press release conveniently ignores the fact that none of the restricted shares have vested yet. The shares vest over the course of four years with a one-year cliff. That means that any executive that leaves before September 10, 2022, loses 100% of the shares granted to them. Each executive that is with the company on September 10, 2022, will only receive 250,000 shares. They must continue with the company to earn the remaining shares. The balance of their stock is vested each quarter over the remaining three years they serve the company.

The restricted stock granted to the Company’s senior management team does not possess any anti-dilution rights. In other words, all financing rounds over the next four years will dilute the positions of the senior management who received the restricted stock.  This is not evidence of mismanagement, this is evidence of proper management, of the Company, and actions which were necessary in order to incentivize the executive team to stay at Coro Global (particularly after the prior Board members left) and encourage them to continue working over the course of four years, and against leaving the Company.

Simply put, the shares were validly issued, for compensation, are not “self-dealing” or “entrenchment” and were validly issued by the Board of the Company. Moreover, under the Amended Bylaws of the Company (effective as of January 22, 2021), it was not necessary to hold a meeting to issue these restricted shares.

Mr. Naser’s “request” for a meeting is invalid. Although Mr. Naser claims that he has secured a majority of the shareholders to request a special meeting under the Amended Bylaws, his press release does not evidence such a majority. The shares which were validly issued for executive compensation, and which have not vested, still provide voting rights to the holders of those restricted shares. The total number of voting shares, therefore, is 31,458,746 (which includes the restricted shares issued on September 9, 2021). Mr. Naser has identified 12,926,234 votes as those voting in favor of holding a special meeting. However, that amount results in only 41.1% of the shareholders voting in favor of holding a special meeting. There is no valid basis for Mr. Naser to hold a special meeting pursuant to the Amended Bylaws and such meeting appears to be for an improper purpose.

Doubt about the Company’s ability to continue as a going concern. In every annual and quarterly public filing since 2018, when the Company started, there has been a public disclosure regarding the uncertainty in the Company’s ability to remain a going concern. Despite this ongoing, and now heightened uncertainty, David Dorr and Brian Dorr have remained committed and aligned with the Company since they co-founded it in 2018. This commitment has been demonstrated in their tireless efforts to build the Company and Coro product, willingness to serve as officers of the Company without compensation and supported by the fact that they have never sold a single share of the Company’s stock.

2 https://www.sec.gov/Archives/edgar/data/842013/000157570518000123/hash_8k.htm

Messrs. Naser, Hueppi, and Naupari served the Company as directors from June 24, 2020, through August 17, 2021, a period in which the Company’s stock price declined 88.74%. Messrs. Naser, Hueppi, and Naupari were the sole members of the independent board as well as the sole members of the Company’s Audit, Compensation, and Nomination Committees. They resigned simultaneously along with the Company’s Corporate Secretary and General Counsel Glenn Truitt on August 17, 2021, as was reported in the Company’s most recent 10Q. While Mr. Naser’s allegations suggest a litany of baseless reasons for their resignation, the fact is that the Company was provided in writing from Mr. Truitt that “Each of these members is resigning to focus their efforts on sectors and opportunities outside of the gold industry.”

It is also disappointing that a review of the “Group of Stockholders” list from Mr. Naser, provided in Exhibit A, compared against public filings, shows that his “Group of Stockholders” appear to be responsible for greater than 60% of every single share sold in the public market since the Company was founded.3 This begs the question as to what their true intentions are for the Company and if those intentions would be in the best interest of all stockholders.

The irresponsible and sudden departure of the directors, Mr. Naser’s failure to deliver on his commitment of a $10 million funding, continued fall in the Company’s stock price – likely driven by share sales from the “Group of Stockholders” Mr. Naser represents, and defamatory press release filled with unsupported allegations, have dramatically heightened the risk of the Company remaining a going concern.

Considering the current circumstances, the Company and Management intend to take a number of actions, including but not limited to, the following. First, with financial and legal risks a clear and present danger, the Company will take all actions necessary to preserve resources. To do so, the Company will be notifying customers of the Coro App that services will be suspended effective October 31, 2021. During that period, Company Management will explore opportunities to partner, license, or sell part of its assets. All actions taken will be done with the requisite transparency and procedures required under the Company’s Amended Bylaws. Management is also considering withdrawing some or all its money transmission licenses to preserve operational resources. The Company will continue to preserve the technology assets and resources and evaluate monetization strategies for them on a standalone basis. Second, the Company has retained advisors to do a thorough review of the Company, including but not limited to its finances, operations, and history of officers, directors, and shareholders since inception. The purpose of this review is to document transparently how the Company has evolved to the present situation. All shareholders deserve such a review.

3 Since March 2, 2018, through September 30, 2021, the total volume of shares traded of the Company is 1,595,736. Comparing the share positions in Exhibit A to the Company’s S1 Registration Statement filed on October 29, 2018, shows a notable decrease in share positions. See filing https://www.sec.gov/Archives/edgar/data/0000842013/000121390018014589/0001213900-18-014589-index.html

The Company moves forward. The Company always has been, and continues to be, transparent. The Company’s board meetings are recorded and well documented. The Company’s current Board and Management is dedicated and has maintained their roles as CEO and COO, as true fiduciaries of the Company, and as the co-founders who established the very foundation for the Company business. On a positive note, the prior Board is no longer managing the Company – having abandoned their fiduciary duties to the Company, and their positions – and the Company can now focus on all available options to preserve the core mission of the Company, which is to develop an inclusive new financial system where gold, as stable money, can be used safely and securely in everyday transactions as easily as fiat currencies.

Cautionary Note Regarding Forward-Looking Statements

Matters discussed in this press release contain forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology, and our need to increase the size of our organization. Further information on the Company’s risk factors is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law.

Contact:

Investor Relations

1 (866) 806-2676

ir@coro.global

Exhibit A

Requesting Stockholders

Requesting Stockholder	Shares of Common Stock Held of Record
Lou Naser	56,000
Carlos Naupari	30,000
Rudolph Hüeppi	30,000
Anthony Naser	4,000
Raja Nasir	5,000
Ramiz Yousef	5,000
Dinh Family Trust, Jonathan Dinh TTEE	60,000
Forever 21 Trust, Victor Nguyen TTEE	80,000
John Bayrakadarian	30,000
Maurice Wooden	20,000
Scott Leary	200,000
SYU Holdings LLC	700,000
Aspire Ventures, LLC	225,000
J. Mark Goode	595,000
JMG Horseshoe LLC	433,333
Richard E. Ward	328,501
Kirk Wiles	464,400
Eric Swallow	50,000
Mike Leibowitz	80,000
Shane McGonnell	10,000
Luke Walker	5,000
Chris Erwin	5,000

Requesting Stockholder	Shares of Common Stock Held of Record
Jerry Moradi	80,000
Ehud Nahum	40,000
Sam Katz	10,000
Dustin Goodman	20,000
Mary Aloisio	10,000
Steve Cestro	10,000
Jacob Fried Stahl	20,000
Ezra Hanz	5,000
Robert Karger	5,000
Helene Fried Stahl	20,000
Eli Galicki	10,000
Romelli Cainong	80,000
LLH Irrevocable Trust, Kevin Hauser TTEE	2,200,000
LH Irrevocable Trust, Jonathan Feuerman TTEE	2,200,000
RH Sun & Surf Irrevocable Trust, Jonathan Feuerman TTEE	4,800,000
TOTAL	12,926,234